As filed with the Securities and Exchange Commission on August 2, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________

TRANSCAT, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	16-0874418 (I.R.S. Employer Identification Number)

35 Vantage Point Drive
Rochester, New York 14624
(585) 352-7777
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lee D. Rudow

President and Chief Executive Officer
Transcat, Inc.
35 Vantage Point Drive
Rochester, New York 14624
(585) 352-7777
(Name, address, including zip code and telephone number, including area code, of agent for service)
___________________

COPIES TO:

James M. Jenkins, Esq. General Counsel and VP of Corporate Development Transcat, Inc. 35 Vantage Point Drive Rochester, New York 14624 (585) 352-7777	Alexander R. McClean, Esq. Kayla E. Klos, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, New York 14604 (585) 232-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, August 2, 2023

PROSPECTUS

Transcat, Inc.

38,785 Shares of Common Stock Offered by the Selling Shareholder

This prospectus relates to the offer and resale by the selling shareholder identified herein of up to 38,785 shares of our common stock, par value $0.50 per share (“Common Stock”). This prospectus provides you with a general description of the shares of Common Stock. You should carefully read this prospectus and the documents incorporated by reference before buying any of the shares of Common Stock being offered.

We are registering the offer and sale of the shares of the Common Stock owned by the selling shareholder to satisfy registration rights we have granted to the selling shareholder pursuant to a registration rights agreement dated as of July 12, 2023 (the “Registration Rights Agreement”). We have agreed to bear all of the expenses incurred in connection with the registration of the Common Stock covered by this prospectus. The selling shareholder will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the shares of Common Stock.

The registration of shares of Common Stock hereunder does not mean that the selling shareholder will actually offer or sell the full number of shares being registered pursuant to this prospectus. The selling shareholder may sell the shares of Common Stock registered hereby from time to time. The shares of Common Stock may be offered and sold by the selling shareholder through public or private transactions, at market prices prevailing at the time of sale or at negotiated prices. The selling shareholder may retain underwriters, dealers or agents from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

We are not selling any shares of our Common Stock pursuant to this prospectus, and we will not receive any proceeds from any sale by selling shareholder of the shares of Common Stock covered by this prospectus, but we may, in some cases, pay certain registration and offering fees and expenses on its behalf.

Our Common Stock is traded on the Nasdaq Global Market under the symbol “TRNS.” On July 31, 2023, the last reported sale price of our Common Stock on the Nasdaq Global Market was $83.88 per share.

Investing in our Common Stock involves risk. You should carefully read the information included and incorporated by reference into this prospectus for a discussion of the factors you should carefully consider in determining whether to invest in our Common Stock, including the discussion of risks described under “Risk Factors” on page 7 of this prospectus.

___________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

___________________

The date of this prospectus is              , 2023.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling shareholder (the “Selling Shareholder”) described in the section of this prospectus entitled “Selling Shareholder” of up to 38,785 shares of our common stock, $0.50 par value per share (the “Common Stock”).

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Shareholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of Common Stock covered by this prospectus. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement we have authorized for use in connection with this offering. We have not authorized anyone to provide you with additional information or information different from that contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein and therein, is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such date.

It is important for you to read and consider all information contained in this prospectus and any prospectus supplement, including the documents incorporated by reference, in making your investment decision. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Unless the context otherwise requires, references in this prospectus to “Transcat,” the “Company,” “we,” “us,” and “our” refer to Transcat, Inc. and its subsidiaries, unless the context clearly indicates otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as “anticipates,” “believes,” “estimate,” “expect,” “project,” “intend,” “designed,” “could,” “may,” “should,” “will,” “would”, “can,” and other similar words. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or those expressed in such forward-looking statements.

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this prospectus, any prospectus supplement, and the documents we incorporate by reference, including among others, statements regarding our strategy, future operations, financial objectives, prospects, plans, objectives of management and expected performance levels are forward-looking statements. Factors that might cause such differences include, but are not limited to:

•	the impact of general economic conditions on our business, including inflation;
•	the impact of and our response to widespread public health crises;
•	the highly competitive nature of the industries in which we compete and in the nature of our two business segments;
•	the concentration of our customers in the life science and other FDA-regulated and industrial manufacturing industries;
•	an impairment of goodwill or intangible assets;
•	tariffs imposed by the U.S. and other countries and changes in trade relations;
•	our ability to successfully complete and integrate business acquisitions;
•	cybersecurity risks, including any breach in security of our information systems, the occurrence of a cyber incident or deficiency in cyber security;
•	the risk of significant disruptions in our information technology systems;
•	our ability to recruit, train and retain quality employees, skilled technicians and senior management;
•	fluctuations in our operating results;
•	our ability to achieve or maintain adequate utilization and pricing rates for our technical service providers and our ability to charge adequate rates for those services;
•	competition in the rental market;
•	our ability to adapt our technology;
•	our reliance on our aging enterprise resource planning system;
•	supply chain delays or disruptions;
•	the risks related to current and future indebtedness;
•	foreign currency rate fluctuations;
•	our ability to adequately enforce and protect our intellectual property;
•	adverse weather events, other catastrophes or natural disasters; and
•	legal and regulatory risks related to our international operations.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advise that various factors, including those described above, could affect our financial performance and could cause our actual results or circumstances for future periods to differ materially from those anticipated or projected. See “Risk Factors” and also “Risk Factors” in Item IA of Part I of our Annual Report on Form 10-K, which is incorporated herein by reference, for further information. Except as required by law, we do not undertake, and specifically disclaim any obligation to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the entire prospectus, especially as described in “Risk Factors,” before deciding to invest in the Common Stock.

The Company

We are a leading provider of accredited calibration services, enterprise asset management services, and value-added distributor of professional grade handheld test, measurement and control instrumentation. We are focused on providing services and products to highly regulated industries, particularly the life science industry, which includes pharmaceutical, biotechnology, medical device and other FDA-regulated businesses. Additional industries served include industrial manufacturing; energy and utilities, including oil and gas; chemical manufacturing; FAA-regulated businesses, including aerospace and defense and other industries that require accuracy in their processes, confirmation of the capabilities of their equipment, and for which the risk of failure is very costly.

We offer a variety of services and solutions including permanent and periodic onsite services, mobile calibration services, pickup and delivery and in-house services. We operate 27 calibration service centers strategically located across the United States, Puerto Rico, Canada, and Ireland. We also serve our customers onsite at their facilities for daily, weekly or longer-term periods. In addition, we have several imbedded customer-site locations that we refer to as “client-based labs,” where we provide calibration services, and in some cases other related services, exclusively for the customer and where we reside and work every day. We also have a fleet of mobile calibration laboratories that can provide service at customer sites which may not have the space or utility capabilities we require to service their equipment.

We also operate as a leading value-added distributor that sells and rents national and proprietary brand instruments to customers globally. Through our website, in-house sales team and printed and digital marketing materials, we offer access to more than 140,000 test, measurement and control instruments, including products from approximately 550 leading brands. Most instruments we sell and rent require calibration service to ensure that they maintain the most precise measurements. By having the capability to calibrate these instruments at the time of sale and at regular post-sale intervals, we can give customers a value-added service that most of our competitors are unable to provide. Calibrating before shipping means the customer can place their instruments into service immediately upon receipt, reducing downtime.

We are incorporated under the laws of the State of Ohio. Our principal executive office is located at 35 Vantage Point Drive, Rochester, New York 14624, and our telephone number is (585) 352-7777. Our website address is www.transcat.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

Common Stock Offered	All of the 38,785 shares of Common Stock offered by this prospectus are being sold by the Selling Shareholder.
Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock offered by this prospectus.
NASDAQ Global Market Trading Symbol	TRNS

THE COMPANY

We are a leading provider of accredited calibration services, enterprise asset management services, and value-added distributor of professional grade handheld test, measurement and control instrumentation. We are focused on providing services and products to highly regulated industries, particularly the life science industry, which includes pharmaceutical, biotechnology, medical device and other FDA-regulated businesses. Additional industries served include FAA-regulated businesses, including aerospace and defense industrial manufacturing; energy and utilities, including oil and gas and alternative energy; and other industries that require accuracy in their processes, confirmation of the capabilities of their equipment, and for which the risk of failure is very costly.

We conduct our business through two operating segments: service (“Service”) and distribution (“Distribution”). Through our Service segment, we offer calibration, repair, inspection, analytical qualifications, preventative maintenance, consulting and other related services, a majority of which are processed through our proprietary asset management system, CalTrak® and our online customer portal, C3®. Our Service model is flexible, and we cater to our customers’ needs by offering a variety of services and solutions including permanent and periodic onsite services, mobile calibration services, pickup and delivery and in-house services. As of March 25, 2023, we operated 27 calibration service centers (“Calibration Service Centers”) strategically located across the United States, Puerto Rico, Canada, and Ireland. We also serve our customers onsite at their facilities for daily, weekly or longer-term periods. In addition, we have several imbedded customer-site locations that we refer to as “client-based labs,” where we provide calibration services, and in some cases other related services, exclusively for the customer and where we reside and work every day. We also have a fleet of mobile calibration laboratories that can provide service at customer sites which may not have the space or utility capabilities we require to service their equipment. Through our acquisition strategy, we have been focused on building out our Services segment by entering adjacent and complimentary markets.

Through our Distribution segment, we sell and rent national and proprietary brand instruments to customers globally. Through our website, in-house sales team and printed and digital marketing materials, we offer access to more than 140,000 test, measurement and control instruments, including products from approximately 550 leading brands. Most instruments we sell and rent require calibration service to ensure that they maintain the most precise measurements. By having the capability to calibrate these instruments at the time of sale and at regular post-sale intervals, we can give customers a value-added service that most of our competitors are unable to provide. Calibrating before shipping means the customer can place their instruments into service immediately upon receipt, reducing downtime. Other value-added options we offer through our Distribution segment include equipment kitting (which is especially valued in the power generation sector), equipment rentals and used equipment sales.

Our commitment to quality goes beyond the services and products we deliver. Our sales, customer service and support teams provide expert advice, application assistance and technical support to our customers. Since calibration is an intangible service, our customers rely on us to uphold high standards and provide integrity in our people and processes.

Our Strategy

Our two operating segments are highly complementary in that their offerings are of value to customers within the same industries. Our strategy is to leverage the complementary nature of our operating segments in ways that add value for all customers who select Transcat as their source for test and measurement equipment and/or calibration and laboratory instrument services. We strive to differentiate ourselves within the markets we serve and build barriers to competitive entry by offering a broad range of products and services and by integrating these solutions in a value-added manner to benefit our customers’ operations.

During fiscal year 2023, we continued our commitment to capital, people and leadership investments, advancing our “Operational Excellence” initiative. This initiative is resulting in increased productivity and operational efficiency and further differentiation from our competitors as we leverage technology, automation, and process improvements to enhance our effectiveness and our customers’ experiences. We also continued Transcat University’s build-a-tech program. This program attracts fresh talent to the organization and provides training and career advancement opportunities for our existing employees. Our Operational Excellence initiative is a multi-year, ever-evolving program designed to create an infrastructure that supports our strategic goals over a longer timeframe.

Within the Service segment, our strategy is to drive double-digit revenue growth through both organic expansion and acquisitions. We have adopted an integrated sales model to drive sales and capitalize on the cross-selling opportunities between our two segments, especially leveraging our Distribution relationships to develop new Service relationships. We leverage these relationships with our unique value proposition which resonates strongly with customers who rely on accredited calibration services and/or laboratory instrument services to maintain the integrity of their processes and/or meet the demands of regulated business environments. Our customer base values our superior quality programs and requires precise measurement capability in their processes to minimize risk, waste and defects. We execute this strategy by leveraging our quality programs, metrology expertise, geographical footprint, qualified technicians, breadth of capabilities, and tailored service delivery options. Together, this allows us to meet the most rigorous quality demands of our most highly regulated customers while simultaneously being nimble enough to meet their business needs.

We expect to continue to grow our Service business organically by taking market share from other third-party providers and original equipment manufacturers, as well as by targeting the outsourcing of in-house calibration labs as multi-year client-based lab contracts. We believe an important element in taking market share is our ability to expand into new technical capabilities and adjacent service solutions that are in demand by our current and target customer base.

The other component to our Service growth strategy is acquisitions. There are three drivers of our acquisition strategy: geographic expansion, increased capabilities and infrastructure leverage. The majority of our acquisition opportunities have been in the $500 thousand to $10 million annual revenue range, and we are disciplined in our approach to selecting target companies. One focus of our Operational Excellence initiative is to strengthen our acquisition integration process, allowing us to capitalize on acquired sales and cost synergies at a faster pace.

Our Distribution segment strategy is to be the premier distributor and rental source of leading test and measurement equipment while also providing cross-selling opportunities for our Service segment. Through our vendor relationships we have access to more than 140,000 products, which we market to our existing and prospective customers both with and without value-added service options that are unique to Transcat. In addition to offering pre-shipment value-added services, we offer our customers the options of renting selected test and measurement equipment or buying used equipment, furthering our ability to answer all of our customers’ test and measurement equipment needs. We continuously evaluate our offerings to add new in-demand vendors or products, or remove less relevant vendors and products. Our equipment rental business continues to be a strong growth segment for us and helps support our Distribution and Service segment growth strategies. Having new, used and rental equipment further differentiates us from our Service segment competitors.

We see these various methods of meeting our Distribution customers’ needs as a way to differentiate ourselves and to diversify this segment’s customer base from its historically niche market. This differentiation and diversification strategy has been deliberately instituted in recent years as a means to mitigate the effect of price-driven competition and to lessen the impact that any particular industry or market will have on the overall performance of this segment.

We believe our combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for our customers, and we intend to continue to grow our business through organic revenue growth and business acquisitions. We consider the attributes of our Service segment, which include higher gross margins and recurring revenue streams from customers in regulated industries to be more compelling and scalable than our legacy Distribution segment. For this reason, we expect our Service segment to be the primary source of revenue and earnings growth in future fiscal years.

RISK FACTORS

Investing in our Common Stock involves risks. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, if any, and under the caption “Risk Factors” in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC's website at www.sec.gov. Our annual, quarterly and current reports and amendments to those reports, if any, are also available via the internet at our website, www.transcat.com, by following the links to “Investor Relations” and “SEC Filings.” The information on, or accessible through, our internet site, or any other internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus, and you should not consider it to be a part of this prospectus. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. In addition, you may request copies of our filings with the SEC, including the documents listed below under the heading “Incorporation of Certain Information by Reference,” at no cost, by calling us at (585) 352-7777 or by writing to us at: Transcat, Inc., Attn: Corporate Secretary, 35 Vantage Point Drive, Rochester, New York 14624.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference therein through the SEC’s internet web site referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended March 25, 2023, filed with the SEC on June 6, 2023, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2023 Annual Meeting of Shareholders filed on July 20, 2023.
●	Our Quarterly Report on Form 10-Q filed with the SEC on August 2, 2023.
●	Our Current Reports on Form 8-K filed with the SEC on March 28, 2023, May 22, 2023 (Film No. 23945380), and July 12, 2023.
●	The description of our Common Stock, par value $0.50 per share, contained in Amendment Number 1 to our Registration Statement on Form S-3 (Registration No. 333-42345), filed with the SEC on February 5, 1998, Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 30, 2019 (filed with the SEC on June 7, 2019), and any amendment or report filed for the purpose of updating such description.

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus.

DESCRIPTION OF COMMON STOCK

Introduction

The following section describes the material features and rights of our common stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation, as amended (the “Articles”) and our Code of Regulations, as amended (the “Code of Regulations”), each of which is filed as an exhibit to the Registration Statement of which this prospectus is a part, and to applicable sections of the Ohio General Corporation Law (the “OGCL”).

General

We are authorized to issue up to 30,000,000 shares of common stock. Each share of common stock entitles the holder to the same rights, and is the same in all respects, as each other share of common stock. Holders of common stock are entitled to: (i) one vote per share on all matters requiring a shareholder vote; (ii) a ratable distribution of dividends, if and when, declared by the board of directors (the “Board”); and (iii) in the event of a liquidation, dissolution or winding up of us, to share ratably in all assets remaining available for distribution to them after payment of liabilities. Holders of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. The shares of common stock, when issued in the manner described in this prospectus, will be fully paid and nonassessable.

Dividends

Our credit agreement, as amended, limits our ability to pay cash dividends to $10.0 million in any fiscal year. We have not declared any cash dividends since our inception and have no current plans to pay any dividends in the foreseeable future.

Transfer Agent & Registrar

The transfer agent and registrar for our common stock is Computershare.

Listing

Our common stock is listed on the Nasdaq Global Market under the trading symbol “TRNS.”

Anti-takeover Effects of Certain Provisions in our Articles of Incorporation, Code of Regulations and the OGCL

Articles of Incorporation and Code of Regulations

Some provisions of our Articles and Code of Regulations may be deemed to have an anti-takeover effect and may collectively operate to delay, defer or prevent a tender offer, a proxy contest or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids. This also encourages persons seeking to acquire control of us to negotiate with us first. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of our Board or management more difficult. The following discussion is a summary of certain material provisions of our Articles and Code of Regulations, copies of which are filed as exhibits to the Registration Statement of which this prospectus is a part.

Our Articles require the affirmative vote of the holders of at least 75% of the capital stock of the Company entitled to vote in order to authorize: (i) any merger or consolidation of the Company with any other corporation if such transaction would otherwise by law require a vote of the shareholders; (ii) any combination or majority share acquisition with or by any corporation if such transaction would otherwise by law require a vote of the shareholders; or (iii) any lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of the Company to any other person or entity; if, in any such event, such other corporation, person or entity is the beneficial owner of ten percent or more of the outstanding capital stock of the Company entitled to vote thereon. Notwithstanding the forgoing, such restrictions do not apply if the Company’s Board of Directors approves a memorandum of understanding with the other corporation, person or entity prior to the time it becomes the owner of ten percent or more of the outstanding shares of the Company’s capital stock.

Additionally, the affirmative vote of the holders of at least 75% of the capital stock of the Company entitled to vote is required to amend, alter or repeal any of the foregoing provisions of our Articles.

Finally, the Board is divided into three classes, and our Code of Regulations state that the members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of our Board.

Ohio General Corporation Law

Certain provisions of the OGCL make a change in control of an Ohio corporation more difficult. Below is a summary of the Ohio anti-takeover statutes.

Ohio Control Share Acquisition Statute

The OGCL provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to the acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges: (i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power; or (iii) a majority or more of such voting power.

The Ohio Control Share Acquisition Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Ohio Control Share Acquisition Statute.

Ohio Merger Moratorium Statute

Chapter 1704 of the OGCL addresses a range of business combinations and other transactions (including mergers, consolidations, asset sales, loans, disproportionate distributions of property and disproportionate issuances or transfers of shares or rights to acquire shares) between an Ohio corporation and an “Interested Shareholder” who, alone or with others, may exercise or direct the exercise of at least 10% of the voting power of the corporation in the election of directors. The Ohio Merger Moratorium Statute prohibits such transactions between the corporation and an Interested Shareholder for a period of three years after a person becomes an Interested Shareholder, unless, prior to such date, the directors approved either the business combination or other transaction or approved the acquisition that caused the person to become an Interested Shareholder.

After the three-year period, transactions between the corporation and the Interested Shareholder are permitted if:

●	the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation in the election of directors or the approval of the holders of a majority of the voting shares held by persons other than an Interested Shareholder; or

●	the business combination results in shareholders, other than the Interested Shareholder, receiving the higher of the highest amount paid in the past by the Interested Shareholders for the corporation’s shares or the amount that would be due to the shareholders if the corporation were to dissolve.

The Ohio Merger Moratorium Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Ohio Merger Moratorium Statute.

Ohio Anti-Greenmail Statute

Pursuant to the Ohio Anti-Greenmail Statute, a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation’s securities within 18 months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves either: (i) that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that he would acquire control of the corporation; or (ii) that his purpose was not to increase any profit or decrease any loss in the shares. Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation refuses to bring an action to recover these profits. The party bringing such an action may recover his attorneys’ fees if the court having jurisdiction over such action orders recovery of any profits.

The Ohio Anti-Greenmail Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Ohio Anti-Greenmail Statute.

USE OF PROCEEDS

We will not receive any proceeds from the shares of our Common Stock offered for resale by the Selling Shareholder, but we may, in some cases, pay certain registration and offering fees and expenses on its behalf.

SELLING SHAREHOLDER

On July 12, 2023, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SteriQual LLC, a Delaware limited liability company and wholly owned subsidiary of Transcat (“Merger Sub”), SteriQual LLC, a Florida limited liability company (“SteriQual”), and James R. Baker (the “Selling Shareholder”) pursuant to which SteriQual merged with and into the Merger Sub. Founded in 2017, SteriQual provides expert consulting services to pharmaceutical, biopharmaceutical, medical device, and diagnostic equipment manufacturers. Specializing in commissioning, qualification and validation; process engineering; facilities engineering: quality engineering and assurance; and project management, SteriQual provides critical support to its customers engaged in new facility start-ups, modifications to existing facilities/processes, regulatory inspections, and remediations.

The aggregate purchase price under the Merger Agreement was $4,252,500 to be paid in Common Stock. Of that amount, 38,785 shares of Common Stock were issued at closing and 10,644 shares of Common Stock are subject to holdback provisions and will be issued after August 11, 2024, subject to satisfaction of the conditions under the Merger Agreement. In connection with the Merger Agreement, we entered into the Registration Rights Agreement pursuant to which we agreed to register for resale under the Securities Act the shares of Common Stock received by the Selling Shareholder pursuant to the Merger Agreement.

We have agreed to bear all of the expenses incurred in connection with the registration of the Common Stock covered by this prospectus. The Selling Shareholder will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the shares of Common Stock.

This prospectus covers the resale from time to time by the Selling Shareholder identified in the table below of an aggregate of up to 38,785 shares of our Common Stock, subject to any appropriate adjustment as a result of any stock split, stock dividend, or other distribution with respect to, or in an exchange or replacement, or in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event. Other than as described above, the Selling Shareholder and its affiliates have not held a position or office, or had any material relationship, with us within the last three years.

The table below: (i) lists the Selling Shareholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of our Common Stock by the Selling Shareholder; (ii) has been prepared based upon information furnished to us by the Selling Shareholder; and (iii) to our knowledge, is accurate as of the date of this prospectus. The Selling Shareholder may sell all, some or none of its securities in this offering. The Selling Shareholder identified in the table below may have sold, transferred or otherwise disposed of some or all of its securities since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Shareholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

	Shares Beneficially Owned Prior to the Offering (1)		Maximum Number of Shares to be sold in this Offering	Shares Beneficially Owned After the Offering (1)(2)
Selling Shareholder	Number	Percentage		Number	Percentage
James R. Baker	38,785	*%	38,785	—	—%
TOTAL	38,785	*%	38,785	—	—%
*	Represents less than 1%.
(1)	Percentage ownership for the Selling Shareholder is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder and is based on 7,682,617 outstanding shares of our Common Stock as of July 12, 2023.
(2)	The totals reported in this column assume that (a) all of the securities registered by the registration statement of which this prospectus is a part are sold in this offering; (b) the Selling Shareholder does not (i) sell any of the shares of Common Stock, if any, that have been issued to it other than those covered by this prospectus; and (ii) acquire additional shares of our Common Stock after the date of this prospectus and prior to the completion of this offering.

PLAN OF DISTRIBUTION

The Selling Shareholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of Common Stock covered by this prospectus on any stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholder may use any one or more of the following methods when disposing of the shares of Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;
•	the in-kind distribution of the shares by an investment fund to its limited partners, members or other equity holders;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The Selling Shareholder may sell all, some or none of the shares of Common Stock covered by this prospectus. If sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradeable in the hands of persons other than our affiliates that acquire such shares.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as a Selling Shareholder under this prospectus. The Selling Shareholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions it assumes. To the extent permitted by applicable securities laws, the Selling Shareholder may also sell shares of our Common Stock short and deliver these securities to close out its short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholder from the sale of the Common Stock offered by it will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholder also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The Selling Shareholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit it earns on any resale of the shares of Common Stock covered by this prospectus may be underwriting discounts and commissions under the

Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Shareholder to keep the registration statement of which this prospectus constitutes a part effective until the earliest to occur of (i) January 12, 2026, (ii) a Change of Control, and (iii) such time as the shares of Common Stock covered by this prospectus have been sold by the Selling Shareholder.

For purposes hereof, a “Change of Control” means an event or series of events (i) as a result of which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Common Stock that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the Common Stock entitled to vote for members of the Company’s board of directors on a fully diluted basis (and taking into account all such Common Stock that such person or group has the right to acquire pursuant to any option right); or (ii) that results in the sale of all or substantially all of the assets or businesses of the Company and its consolidated subsidiaries, taken as a whole; provided, however that such event or events shall not constitute a Change of Control if, following the occurrence thereof, shares of Common Stock continue to be listed for trading on any market or exchange of The Nasdaq Stock Market LLC, or any other market or exchange on which the shares of Common Stock covered by this prospectus are listed for trading.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by James M. Jenkins, General Counsel and VP of Corporate Development of the Company. As of July 12, 2023, Mr. Jenkins beneficially owned 9,334 shares of the Company’s Common Stock, which represented less than 1.0% of the total outstanding shares of Common Stock of the Company.

EXPERTS

The consolidated financial statements of Transcat, Inc. as of March 25, 2023 and March 26, 2022, and for each of the years in the three-year period ended March 25, 2023, have been incorporated by reference herein, in reliance upon the reports of Freed Maxick CPAs, P.C., independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Transcat, Inc.

38,785 Shares of Common Stock Offered by the Selling Shareholder

Prospectus

 , 2023

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses (other than underwriting compensation) to be incurred by us in connection with the issuance and distribution of our securities being registered hereby are:

Securities and Exchange Commission filing fee	$356.12
Accounting fees and expenses*	2,500.00
Legal fees and expenses*	10,000.00
Miscellaneous*	2,500.00
Total expenses	$15,356.12	*
*	Indicates an estimate.

Item 15. Indemnification of Directors and Officers.

We are incorporated under the Ohio General Corporation Law (the “OGCL”). Article VI of our Code of Regulations, as amended, provides that we shall indemnify our directors and officers to the fullest extent authorized by the OGCL. With respect to indemnification of directors and officers, Section 1701.13 of the OGCL provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Under this provision of the OGCL, the termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct is unlawful.

Furthermore, the OGCL provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of: (i) any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to OGCL Section 1701.95 (relating to unlawful loans, dividends, and distributions of assets).

In addition, Section 1701.13(E)(5)(a) requires a corporation to pay any expenses, including attorneys’ fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (i) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, suit, or proceeding. Section 1701.13(E)(7) and (F)(2) further authorizes a corporation to enter into contracts regarding indemnification and to purchase and maintain insurance on behalf of any director, trustee, officer, employee or agent for any liability asserted against him or arising out of his status as such. The Company presently maintains insurance policies that provide coverage for our directors and officers in certain situations where we cannot directly indemnify such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

3.1(a)	Articles of Incorporation, as amended, are incorporated herein by reference from Exhibit 4(a) to the Company’s Registration Statement on Form S-8 (Registration No. 33-61665) filed on August 8, 1995.

3.1(b)	Certificate of Amendment to the Articles is incorporated herein by reference from Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

3.1(c)	Certificate of Amendment to the Articles is incorporated herein by reference from Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2012.

3.1(d)	Certificate of Amendment to the Articles is incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2015.

3.2	Code of Regulations, as amended through May 1, 2019, are incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 3, 2019.

5.1*	Opinion of James M. Jenkins

23.1*	Consent of Freed Maxick CPAs, P.C.

23.2*	Consent of James M. Jenkins (included in Exhibit 5.1 filed herewith)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

99.1*	Agreement and Plan of Merger, dated July 12, 2023, by and among Transcat, Inc., SteriQual LLC, SteriQual LLC, and James R. Baker.

99.2*	Registration Rights Agreement, dated July 12, 2023, by and among Transcat, Inc. and James R. Baker.

107*	Calculation of Filing Fee Table
*	Filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of

1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 2nd day of August 2023.

TRANSCAT, INC.

By:	/s/ Lee D. Rudow
Lee D. Rudow
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Lee D. Rudow and James M. Jenkins, each of them acting individually, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and otherwise), and any other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Lee D. Rudow	Director, President and Chief Executive Officer	August 2, 2023
Lee D. Rudow	(Principal Executive Officer)

/s/ Thomas L. Barbato	Senior Vice President of Finance, Chief Financial Officer and Treasurer (Principal Financial Officer)	August 2, 2023
Thomas L. Barbato

/s/ Scott D. Deverell	Controller and Principal Accounting Officer	August 2, 2023
Scott D. Deverell	(Principal Accounting Officer)

Chairman of the Board of Directors
Gary J. Haseley

Signatures	Title	Date

/s/ Craig D. Cairns	Director	August 2, 2023
Craig D. Cairns

/s/ Oksana S. Dominach	Director	August 2, 2023
Oksana S. Dominach

Director
Charles P. Hadeed

/s/ Richard J. Harrison	Director	August 2, 2023
Richard J. Harrison

/s/ Mbago M. Kaniki	Director	August 2, 2023
Mbago M. Kaniki

/s/ Cindy Langston	Director	August 2, 2023
Cindy Langston

/s/ Paul D. Moore	Director	August 2, 2023
Paul D. Moore